FORM 8-A/A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Redback Networks Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	77-0438443
(State of Incorporation	(IRS Employer
or Organization)	Identification No.)

300 Holger Way, San Jose, CA	95134
(Address of principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of Each Class to be so Registered	Name and Exchange on which Each Class is to be registered
NONE	NONE

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction Act A.(c), please check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction Act A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form

relates:                                                                                   (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights
(Title of Class)

AMENDMENT NO. 4 TO FORM 8-A

Redback Networks Inc. hereby amends the following items, exhibits or other portions of our Form 8-A filed on June 15, 2001, as amended on May 31, 2002, October 2, 2003 and January 12, 2006, related to our Rights Agreement, as set forth below.

ITEM 1. DESCRIPTION OF COMPANY’S SECURITIES TO BE REGISTERED

Item 1 of the Form 8-A filed by Redback Networks Inc. (the “Company”) on June 15, 2001, as amended on May 31, 2002, October 2, 2003 and January 12, 2006, is hereby amended by adding the following:

“On May 9, 2006, the Company and the Rights Agent executed a Fourth Amendment to the Rights Agreement (the “Fourth Amendment”) in connection with the potential acquisition by TCV IV, L.P. and TCV IV Strategic Partners, L.P. (the “Investors”) of additional shares of the Company’s common stock pursuant to a contemplated underwritten public offering of the Company’s common stock, a privately negotiated transaction with another stockholder of the Company and open market or other transactions from time to time. The Fourth Amendment provides that, subject to certain exceptions, neither the Investors nor any of their Affiliates or Associates (as defined in the Rights Agreement) shall be “Acquiring Persons” under the Rights Agreement unless and until they acquire beneficial ownership of greater than 19.9% of the Company’s common stock.

The Fourth Amendment, which is an exhibit hereto, is incorporated herein by reference. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.”

ITEM 2. EXHIBITS

4.1	Rights Agreement dated June 12, 2001, by and between Redback Networks Inc. and U.S. Stock Transfer Corporation, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached as Exhibits A, B and C, respectively thereto. (1)

4.2	Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated May 21, 2002. (2)

4.3	Second Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated October 2, 2003. (3)

4.4	Third Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated January 5, 2004. (4)

4.5	Fourth Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated May 9, 2006.

(1)	Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2001 (filed as Exhibit 4.1).

(2)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on May 31, 2002 (filed as Exhibit 4.2).

(3)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on October 3, 2003 (filed as Exhibit 4.3).

(4)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on January 12, 2006 (filed as Exhibit 4.4).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on the Registrant’s behalf by the undersigned thereunto duly authorized.

REDBACK NETWORKS INC.

Dated: May 9, 2006	By:	/S/ BETH FRENSILLI
Beth Frensilli Vice President and General Counsel

Exhibit Index

ITEM 2. EXHIBITS

4.1	Rights Agreement dated June 12, 2001, by and between Redback Networks Inc. and US Stock Transfer Corporation, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached as Exhibits A, B and C, respectively thereto. (1)

4.2	Amendment to the Rights Agreement between Redback Networks Inc. and US Stock Transfer Corporation dated May 21, 2002. (2)

4.3	Second Amendment to the Rights Agreement between Redback Networks Inc. and US Stock Transfer Corporation dated October 2, 2003. (3)

4.4	Third Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated January 5, 2004. (4)

4.5	Fourth Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated May 9, 2006.

(1)	Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2001 (filed as Exhibit 4.1).

(2)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on May 31, 2002 (filed as Exhibit 4.2).

(3)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on October 3, 2003 (filed as Exhibit 4.3).

(4)	Incorporated by reference to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on January 12, 2006 (filed as Exhibit 4.4).